Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES THIRD QUARTER 2022 RESULTS

- Increases 2022 Annual Earnings Guidance -

- Expands Committed Investment Pipeline -

NEW YORK, NY, October 26, 2022 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter ended September 30, 2022.

Third Quarter 2022 Highlights

•
Net earnings of $0.27 per share
•
Funds From Operations (“FFO”) of $0.50 per share
•
Adjusted Funds From Operations (“AFFO”) of $0.54 per share
•
Invested $14.9 million across eight properties, plus an additional $6.4 million across two properties subsequent to quarter end
•
As of October 26, 2022, had a committed investment pipeline of more than $150 million for the development and acquisition of 44 convenience stores, auto service centers, and car wash properties

“We are pleased with the performance of our retail net lease platform, which produced another quarter of steady earnings growth and incremental investments in our target asset classes,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “Sustained consumer demand for convenience and automotive retail products continues to drive tenant profitability and support stable rent coverage ratios. Meanwhile, the dedicated efforts of our team have led to a net increase in our committed investment pipeline, and our strong liquidity position supports our ability to accretively fund these transactions. We remain committed to our long-term growth strategy and confident in our ability to create shareholder value across economic cycles.”

Net Earnings, FFO and AFFO

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are “Non-GAAP Financial Measures” which are defined and reconciled to net earnings at the end of this release.

($ in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net earnings (a)	$13,302	$14,011	$62,731	$44,828
Net earnings per share (a)	0.27	0.30	1.31	0.98

FFO (a)	$23,718	$22,032	$86,826	$63,988
FFO per share (a)	0.50	0.48	1.81	1.41

AFFO	$25,789	$24,178	$76,027	$69,706
AFFO per share	0.54	0.53	1.59	1.54

(a)
Net earnings and FFO for the nine months ended September 30, 2022 included a $16,617 credit related to the removal of environmental remediation obligations at certain properties.

Select Financial Results

Revenues from Rental Properties

($ in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Rental income (a)	$36,891	$34,258	$109,465	$101,436
Tenant reimbursement income	4,642	5,409	11,865	13,445
Revenues from rental properties	$41,533	$39,667	$121,330	$114,881

(a)
Rental income includes base rental income, additional rental income, if any, and certain non-cash revenue recognition adjustments.

For the three months ended September 30, 2022, base rental income increased 7.4% to $37,047, as compared to $34,483 for the same period in 2021. For the nine months ended September 30, 2022, base rental income increased 8.0% to $110,035, as compared to $101,841 for the same period in 2021.

The growth in base rental income in both periods was driven by incremental revenue from recently acquired properties, contractual rent increases for in-place leases, and rent commencements from completed redevelopments, partially offset by property dispositions.

Property Costs

($ in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Property operating expenses	$5,593	$6,472	$14,999	$17,020
Leasing and redevelopment expenses	126	68	670	356
Property costs	$5,719	$6,540	$15,669	$17,376

The decrease in property operating expenses in both periods was primarily due to reductions in rent expense and reimbursable and non-reimbursable real estate taxes.

The increase in leasing and redevelopment expenses during the three months ended September 30, 2022 was primarily due to increased professional fees associated with potential redevelopment projects. The increase in leasing and redevelopment expenses during the nine months ended September 30, 2022 was primarily due to increased demolition costs related to active redevelopment projects.

Other Expenses

($ in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Environmental expenses	$632	$757	$(15,419)	$1,347
General and administrative expenses	5,024	4,741	15,412	15,305
Impairments	798	1,198	2,227	2,730

The change in environmental expenses during the three months ended September 30, 2022 was primarily due to a reduction in net environmental remediation estimates and lower accretion expense, partially offset by an increase in legal expenses and environmental legal accruals. The change in environmental expenses during the nine months ended September 30, 2022 was primarily due to a reduction in estimates related to unknown environmental liabilities. Specifically, during the nine months ended September 30, 2022, the Company concluded that there was no material continued risk of having to satisfy contractual obligations relating to preexisting unknown environmental contamination at certain properties. Accordingly, the

Company removed $17,131 of unknown reserve liabilities which had previously been accrued for these properties which resulted in a net credit of $16,617 being recorded to environmental expenses. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods.

The increase in general and administrative expenses during the three months ended September 30, 2022 was primarily due to increased personnel costs. The decrease in general and administrative expenses during the nine months ended September 30, 2022 was primarily due to non-recurring severance and retirement costs incurred during the nine months ended September 30, 2021, partially offset by increased personnel costs.

Impairment charges in both periods were primarily driven by the accumulation of asset retirement costs at certain properties as a result of changes in estimated environmental liabilities, which increased the carrying values of these properties in excess of their fair values.

Portfolio Activities

Acquisitions

During the three months ended September 30, 2022, the Company acquired two car wash properties in the Austin (TX) and San Antonio (TX) metropolitan areas for $9.1 million.

In addition, the Company advanced construction loans in the amount of $5.8 million, including accrued interest, for the development of six new-to-industry properties, including two convenience stores in the Charleston (SC) metropolitan area, one convenience store in the Austin (TX) metropolitan area, and three car wash properties in the Jacksonville (FL), New Haven (CT), and Newburgh (NY) metropolitan areas. As of September 30, 2022, the Company had advanced aggregate construction loans in the amount of $16.6 million, including accrued interest, for the development of these six properties which the Company expects to acquire via sale-leaseback transactions at the end of the construction periods.

Subsequent to quarter end, the Company invested $6.4 million across two properties, including the acquisition of a car wash property in the San Antonio (TX) metropolitan area, and the advancement of a construction loan for the development of a new-to-industry car wash property in the New Haven (CT) metropolitan area.

Year to date through October 26, 2022, the Company has invested a total of $80.5 million across 24 properties.

Investment Pipeline

As of October 26, 2022, the Company had a committed investment pipeline of more than $150 million for the acquisition and development of 44 convenience stores, auto service centers, and car wash properties. The Company expects to fund this investment activity, which includes eleven transactions with seven different tenants, over approximately the next 12 months. While the Company has fully executed agreements for each transaction, the timing and amount of each investment is ultimately dependent on its counterparties and the schedules under which they are able to complete development projects and certain business acquisitions for which the Company is providing sale leaseback financing.

Redevelopments

During the three months ended September 30, 2022, rent commenced on one redevelopment property, a drive thru Chase Bank branch in the Boston (MA) metropolitan area.

As of September 30, 2022, the Company had four properties under active redevelopment and others in various stages of feasibility planning for potential recapture from our net lease portfolio, including two properties for which we have signed new leases or letters of intent and which will be transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Dispositions

During the three months ended September 30, 2022, the Company sold three properties for aggregate gross proceeds of $1.0 million and recorded a net gain of $0.3 million on the dispositions. During the nine months ended September 30, 2022, the Company sold 19 properties for aggregate gross proceeds of $12.7 million and recorded a net gain of $7.5 million on the dispositions.

Balance Sheet

As of September 30, 2022, the Company had $625 million of outstanding indebtedness consisting entirely of senior unsecured notes with a weighted average interest rate of 4.1% and a weighted average maturity of 6.4 years. There were no amounts drawn on the Company’s $300 million unsecured revolving credit facility and total cash and cash equivalents were $11.4 million.

During the three months ended September 30, 2022, the Company entered into forward sale agreements to sell an aggregate of 714,136 common shares for anticipated gross proceeds of $21.6 million through its at-the-market ("ATM") equity program. As of September 30, 2022, no shares subject to forward sale agreements have been settled by the Company.

2022 Guidance

As a result of the Company’s year-to-date investment and capital markets activity, the Company is increasing its 2022 AFFO guidance to a range of $2.12 to 2.13 per diluted share from its prior range of $2.10 to $2.12 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release, but does not include assumptions for prospective acquisitions, dispositions, or capital markets activities. The Company’s outlook includes approximately $0.4 million of total 2022 demolition costs for redevelopment projects with rent commencements anticipated in 2023 and 2024.

The guidance is based on current assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the SEC.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Thursday, October 27, 2022 at 8:30 a.m. ET. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Thursday, October 27, 2022 beginning at 11:30 a.m. ET through 11:59 p.m. ET, Thursday, November 3, 2022. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13733307.

About Getty Realty Corp.

Getty Realty Corp. is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. As of September 30, 2022, the Company’s portfolio included 1,021 freestanding properties located in 38 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. As previously disclosed, beginning with its results for the quarter and year ended December 31, 2021, the Company updated its definition of AFFO to include adjustments for stock-based compensation and amortization of debt issuance costs. The Company believes that conforming to this market practice for calculating AFFO improves the comparability of this measure of performance to other net lease REITs.

FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before (i) depreciation and amortization of real estate assets, (ii) gains or losses on dispositions of real estate assets, (iii) impairment charges, and (iv) the cumulative effect of accounting changes.

The Company defines AFFO as FFO excluding (i) certain revenue recognition adjustments (defined below), (ii) certain environmental adjustments (defined below), (iii) stock-based compensation, (iv) amortization of debt issuance costs and (v) other non-cash and/or unusual items that are not reflective of the Company’s core operating performance.

Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the core operating performance of the Company’s portfolio. Specifically, FFO excludes items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate assets, and impairment charges. With respect to AFFO, the Company further excludes the impact of (i) deferred rental revenue (straight-line rent), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases, and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”), (ii) environmental accretion expenses, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, and changes in environmental remediation estimates (collectively, “Environmental Adjustments”), (iii) stock-based compensation expense, (iv) amortization of debt issuance costs and (v) other items, which may include allowances for credit losses on notes and mortgages receivable and direct financing leases, losses on extinguishment of debt, retirement and severance costs, and other items that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance.

The Company pays particular attention to AFFO which it believes provides the most useful depiction of the core operating performance of its portfolio. By providing AFFO, the Company believes it is presenting information that assists analysts and investors in their assessment of the Company’s core operating performance, as well as the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” included herein.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS,” “OUTLOOK” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2022 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF THE COMPANY’S CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	September 30, 2022	December 31, 2021
ASSETS
Real estate:
Land	$785,881	$772,088
Buildings and improvements	671,100	632,074
Investment in direct financing leases, net	67,683	71,647
Construction in progress	726	693
Real estate held for use	1,525,390	1,476,502
Less accumulated depreciation and amortization	(230,232)	(209,040)
Real estate held for use, net	1,295,158	1,267,462
Real estate held for sale, net	164	3,621
Real estate, net	1,295,322	1,271,083
Notes and mortgages receivable	25,447	14,699
Cash and cash equivalents	11,449	24,738
Restricted cash	1,669	1,723
Deferred rent receivable	49,378	46,933
Accounts receivable	4,357	3,538
Right-of-use assets - operating	18,848	21,092
Right-of-use assets - finance	302	379
Prepaid expenses and other assets, net	82,495	82,763
Total assets	$1,489,267	$1,466,948
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under credit agreement	$—	$60,000
Senior unsecured notes, net	623,435	523,850
Environmental remediation obligations	29,217	47,597
Dividends payable	19,619	19,467
Lease liability - operating	20,654	22,980
Lease liability - finance	1,650	2,005
Accounts payable and accrued liabilities	42,765	45,941
Total liabilities	737,340	721,840
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 46,733,539 and 46,715,734 shares issued and outstanding, respectively	467	467
Additional paid-in capital	821,153	818,209
Dividends paid in excess of earnings	(69,693)	(73,568)
Total stockholders’ equity	751,927	745,108
Total liabilities and stockholders’ equity	$1,489,267	$1,466,948

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Revenues from rental properties	$41,533	$39,667	$121,330	$114,881
Interest on notes and mortgages receivable	433	429	1,135	1,173
Total revenues	41,966	40,096	122,465	116,054
Operating expenses:
Property costs	5,719	6,540	15,669	17,376
Impairments	798	1,198	2,227	2,730
Environmental	632	757	(15,419)	1,347
General and administrative	5,024	4,741	15,412	15,305
Depreciation and amortization	9,962	8,895	29,514	25,980
Total operating expenses	22,135	22,131	47,403	62,738

Gain on dispositions of real estate	344	2,072	7,646	9,550

Operating income	20,175	20,037	82,708	62,866

Other income, net	33	154	373	426
Interest expense	(6,906)	(6,180)	(20,350)	(18,464)
Net earnings	$13,302	$14,011	$62,731	$44,828

Basic earnings per common share:
Net earnings	$0.27	$0.30	$1.31	$0.98

Diluted earnings per common share:
Net earnings	$0.27	$0.30	$1.31	$0.98
				\
Weighted average common shares outstanding:
Basic	46,734	44,955	46,729	44,425
Diluted	46,779	45,025	46,767	44,445

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net earnings (1)	$13,302	$14,011	$62,731	$44,828
Depreciation and amortization of real estate assets	9,962	8,895	29,514	25,980
Gain on dispositions of real estate	(344)	(2,072)	(7,646)	(9,550)
Impairments	798	1,198	2,227	2,730
Funds from operations (FFO) (1)	23,718	22,032	86,826	63,988
Revenue recognition adjustments	505	594	1,530	1,320
Changes in environmental estimates	(393)	(211)	(17,927)	(1,250)
Accretion expense	215	407	1,037	1,270
Environmental litigation accruals	279	59	279	59
Insurance reimbursements	—	—	(44)	(38)
Legal settlements and judgments	—	—	—	(57)
Retirement and severance costs	—	—	77	662
Stock-based compensation expense	1,227	1,037	3,543	2,974
Amortization of debt issuance costs	238	260	706	778
Adjusted funds from operations (AFFO)	$25,789	$24,178	$76,027	$69,706

Basic per share amounts:
Net earnings	$0.27	$0.30	$1.31	$0.98
FFO (2)	0.50	0.48	1.81	1.41
AFFO (2)	0.54	0.53	1.59	1.54
Diluted per share amounts:
Net earnings	$0.27	$0.30	$1.31	$0.98
FFO (2)	0.50	0.48	1.81	1.41
AFFO (2)	0.54	0.53	1.59	1.54
Weighted average common shares outstanding:
Basic	46,734	44,955	46,729	44,425
Diluted	46,779	45,025	46,767	44,445

(1)
Net earnings and FFO for the nine months ended September 30, 2022 included a $16,617 credit related to the removal of environmental remediation obligations at certain properties.
(2)
Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
FFO	$554	$444	$2,028	$1,305
AFFO	602	487	1,775	1,421

Contacts:	Brian Dickman	Investor Relations
	Chief Financial Officer	(646) 349-0598
	(646) 349-6000	ir@gettyrealty.com